AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2005

                                             REGISTRATION NO.  333-
                                                                   -----------

==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                    ------------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    ------------------------------------

                         DOW JONES & COMPANY, INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                                   13-5034940
      (State or other                            (I.R.S. Employer
     jurisdiction of                          Identification Number)
     incorporation or
      organization)
                             200 LIBERTY STREET
                          NEW YORK, NEW YORK 10281
            (Address of Principal Executive Offices) (Zip Code)

                MARKETWATCH, INC. 1998 EQUITY INCENTIVE PLAN
                MARKETWATCH, INC. 2004 EQUITY INCENTIVE PLAN
                  PINNACOR INC. 2000 EQUITY INCENTIVE PLAN
                    PINNACOR INC. 1999 STOCK OPTION PLAN
                       BIGCHARTS INC. 1995 STOCK PLAN
                         (Full title of the plans)

                            CHRISTOPHER W. VIETH
                         DOW JONES & COMPANY, INC.
                             200 LIBERTY STREET
                          NEW YORK, NEW YORK 10281
                           PHONE: (212) 416-2000
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                         PROPOSED   PROPOSED
     TITLE OF SECURITIES       AMOUNT    MAXIMUM    MAXIMUM         AMOUNT
       TO BE REGISTERED        TO BE     OFFERING   AGGREGATE        OF
                             REGISTERED  PRICE PER  OFFERING      REGISTRATION
                                  (1)      SHARE      PRICE         FEE

-------------------------------------------------------------------------------
Common Stock, par value
$1.00 per Share             1,171,545   $27.43(2) $32,135,479.35   $3,782.35
-------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Represents the weighted average exercise price at which the stock options may be exercised. The stock options have exercise prices ranging from $3.04 to $170.12.

                              EXPLANATORY NOTE

     This Form S-8 relates to 1,171,545 shares of Common Stock which may be issued upon the exercise of options granted under the MarketWatch, Inc. 1998 Equity Incentive Plan, MarketWatch, Inc. 2004 Equity Incentive Plan, Pinnacor Inc. 2000 Equity Incentive Plan, Pinnacor Inc. 1999 Stock Option Plan, and BigCharts Inc. 1995 Stock Plan (the "MarketWatch Plans").

     Under  the terms of the  Agreement  and Plan of  Merger  (the  "Merger
Agreement") dated November 14, 2004 by and between MarketWatch, Inc ("MarketWatch"), Dow Jones & Company, Inc. ("Dow Jones"), and Golden Acquisition Corp (the "Merger Sub") the following events, among others, occurred:

          (a) Merger Sub merged with and into MarketWatch with MarketWatch surviving as a wholly owned subsidiary of Dow Jones.

          (b) Dow Jones assumed certain options under the MarketWatch Plans, and the assumed options were converted, based on an exchange ratio specified in the Merger Agreement, into options to purchase shares of Dow Jones Common Stock.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registration Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement. Information in this Registration Statement may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference into this Registration Statement the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

1)   Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
     2003,   filed  with  the  Securities  and  Exchange   Commission  (the
     "Commission") on March 5, 2004;

2) Quarterly Report on Form 10-Q for the quarter ended on March 31, 2004, filed with the Commission on May 7, 2004;

3) Quarterly Report on Form 10-Q for the quarter ended on June 30, 2004, filed with the Commission on August 3, 2004;

4) Quarterly Report on Form 10-Q for the quarter ended on September 30, 2004, filed with the Commission on November 3, 2004;

5)   Current  Report on Form 8-K, filed with the Commission on November 15,
     2004;

6)   Current  Report on Form 8-K, filed with the Commission on December 22,
     2004;

7)   Current  Report on Form 8-K, filed with the Commission on December 23,
     2004;

8)   Current  Report on Form 8-K,  filed with the Commission on January 20,
     2005;

9)   Current  Report on Form 8-K,  filed with the Commission on January 26,
     2005;

10)  Current  Report on Form 8-K,  filed with the Commission on January 27,
     2005;

11) The description of the common stock of Dow Jones, contained in the registration statement on Form 8-A under the Exchange Act, filed June 17, 1976, and the description of the Class B Common Stock of Dow Jones, par value $1.00 per share, contained in a registration statement on Form 8-A under the Exchange Act, filed April 28, 1987.

Item 4.  Description of Securities

     Not applicable

Item 5.  Interests of Named Experts and Counsel

     Joseph A. Stern, Esq. of Dow Jones will issue an opinion as to the legality of the common stock offered under this Registration Statement. Mr. Stern holds stock options to acquire 7,700 shares of Dow Jones common stock and holds 3,750 shares of restricted Dow Jones common stock.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, employees and agents prosecuted in a criminal action or sued in a civil action or proceeding, including, under certain circumstances, suits by or in the right of Dow Jones, for any expenses, including attorneys' fees, or any liabilities which may be incurred as a consequence of such action or proceeding, under the conditions stated in that section.

     Section 32 of Dow Jones' bylaws provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

     Dow Jones maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of Dow Jones and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware Law and Dow Jones' bylaws.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

4.1** The Restated Certificate of Incorporation of Dow Jones & Company, Inc., as amended (incorporated herein by reference to Exhibit
                  10.1 to the Form 10-Q for the quarter ended
                  March 31, 2003, filed by Dow Jones & Company, Inc. on May 9, 2003 (001-07564)).

4.2** The Bylaws of Dow Jones & Company, Inc., as amended and restated (incorporated herein by reference to Exhibit 10.2 to the Form 10-Q for the quarter ended March 31, 2003, filed by Dow Jones & Company, Inc. on May 9, 2003 (001-07564)).

4.3** Agreement and Plan of Merger, dated as of November 14, 2004, by and among MarketWatch, Inc., Dow Jones & Company, and Golden Acquisition Corp. (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed by Dow Jones & Company, Inc. on November 15, 2004 (001-07564)).

4.4** MarketWatch, Inc. 1998 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 filed by MarketWatch Media, Inc. (formerly known as MarketWatch.com, Inc.) with the SEC on October 13, 1998 (333-65569)).

4.5** MarketWatch, Inc. 2004 Equity Incentive Plan (formerly known as the NMP, Inc. 2004 Stock Incentive Plan) (incorporated by reference to Annex E to Amendment No. 5 to the Registration Statement on Form S-4/A filed by MarketWatch, Inc. (formerly NMP, Inc.) with the SEC on December 16, 2003 (333-108282)).

4.6** Pinnacor Inc. 2000 Equity Incentive Plan (formerly known as the ScreamingMedia, Inc. 2000 Equity Incentive Plan) (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1/A filed by Pinnacor Inc. (formerly Screaming Media.com, Inc.) with the SEC on March 27, 2000 (333-30548)).

4.7*              Amendment 2002-1 to Pinnacor, Inc. 2000
                  Equity Incentive Plan (formerly known as
                  Amendment 2002-1 to ScreamingMedia, Inc. 2000
                  Equity Incentive Plan).

4.8** Pinnacor Inc. 1999 Stock Option Plan (formerly known as the Screaming Media.net Inc. 1999 Stock Option Plan) (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-1/A filed by Pinnacor Inc. (formerly Screaming Media.com, Inc.) with the SEC on March 27, 2000 (333-30548)).

4.9** BigCharts Inc. 1995 Stock Plan (incorporated by reference to Exhibit 4.03 to the Registration Statement on Form S-8 filed by
                  MarketWatch Media, Inc. (formerly
                  MarketWatch.com, Inc.) with the SEC on August
                  23, 1999 (333-85741)).

5.1*              Opinion of Joseph A. Stern, Esq.

23.1              Consent of Joseph A. Stern, Esq. (included in
                  Exhibit 5.1)

23.2*             Consent of PricewaterhouseCoopers LLP

24.1              Power of Attorney (included on signature page)
----------------------
*     Filed herewith.
**    Incorporated by reference.

Item 9.  Undertakings

Dow Jones hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dow Jones certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2005.

DOW JONES & COMPANY, INC.

/s/  Robert E. Perrine
--------------------------
By:  Robert E. Perrine
Title:  Controller (Chief Accounting Officer)

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Kann and Rosemary Spano and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any and all documents in connection therewith, and to file the same, with all exhibits, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                     Title                Date
---------------------------  -----------------------   --------------------

/s/ Peter R. Kann            Chief Executive Officer   February 9,
-----------------            and Director (principal   2005
Peter R. Kann                executive officer)


/s/ Christopher W. Vieth     Vice President and Chief  February 9,
------------------------     Financial Officer         2005
Christopher W. Vieth         (principal financial
                             officer)

/s/ Robert E. Perrine        Controller (principal     February 9,
---------------------        accounting officer)       2005
Robert E. Perrine

/s/ Christopher Bancroft     Director                  February 9,
------------------------                               2005
Christopher Bancroft

                             Director                  February 9,
---------------------                                  2005
Lewis B. Campbell

                             Director                  February 9,
----------------                                       2005
Harvey Golub

/s/ Roy A. Hammer            Director                  February 9,
-----------------                                      2005
Roy A. Hammer

/s/ Leslie Hill              Director                  February 9,
---------------                                        2005
Leslie Hill

/s/ Irvine O. Hockaday, Jr.  Director                  February 9,
---------------------------                            2005
Irvine O. Hockaday, Jr.

/s/ Dieter von Holtzbrinck   Director                  February 9,
--------------------------                             2005
Dieter von Holtzbrinck

                             Director                  February 9,
-------------------------                              2005
Vernon E. Jordan, Jr.

                             Director                  February 9,
------------------                                     2005
David K. P. Li

                             Director                  February 9,
----------------------                                 2005
M. Peter McPherson

                             Director                  February 9,
-------------------                                    2005
Frank N. Newman

/s/ James H. Ottaway, Jr.    Director                  February 9,
-------------------------                              2005
James H. Ottaway, Jr.

/s/ Elizabeth Steele         Director                  February 9,
--------------------                                   2005
Elizabeth Steele

                             Director                  February 9,
--------------------------                             2005
William C. Steere, Jr.

                             Index to Exhibits

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

4.1** The Restated Certificate of Incorporation of Dow Jones & Company, Inc., as amended (incorporated herein by reference to Exhibit
                  10.1 to the Form 10-Q for the quarter ended
                  March 31, 2003, filed by Dow Jones & Company, Inc. on May 9, 2003 (001-07564)).

4.2** The Bylaws of Dow Jones & Company, Inc., as amended and restated (incorporated herein by reference to Exhibit 10.2 to the Form 10-Q for the quarter ended March 31, 2003, filed by Dow Jones & Company, Inc. on May 9, 2003 (001-07564)).

4.3** Agreement and Plan of Merger, dated as of November 14, 2004, by and among MarketWatch, Inc., Dow Jones & Company, and Golden Acquisition Corp. (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed by Dow Jones & Company, Inc. on November 15, 2004 (001-07564)).

4.4** MarketWatch, Inc. 1998 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 filed by MarketWatch Media, Inc. (formerly known as MarketWatch.com, Inc.) with the SEC on October 13, 1998 (333-65569)).

4.5** MarketWatch, Inc. 2004 Equity Incentive Plan (formerly known as the NMP, Inc. 2004 Stock Incentive Plan) (incorporated by reference to Annex E to Amendment No. 5 to the Registration Statement on Form S-4/A filed by MarketWatch, Inc. (formerly NMP, Inc.) with the SEC on December 16, 2003 (333-108282)).

4.6** Pinnacor Inc. 2000 Equity Incentive Plan (formerly known as the ScreamingMedia, Inc. 2000 Equity Incentive Plan) (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1/A filed by Pinnacor Inc. (formerly Screaming Media.com, Inc.) with the SEC on March 27, 2000 (333-30548)).

4.7*              Amendment 2002-1 to Pinnacor, Inc. 2000
                  Equity Incentive Plan (formerly known as
                  Amendment 2002-1 to ScreamingMedia, Inc. 2000
                  Equity Incentive Plan).

4.8** Pinnacor Inc. 1999 Stock Option Plan (formerly known as the Screaming Media.net Inc. 1999 Stock Option Plan) (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-1/A filed by Pinnacor Inc. (formerly Screaming Media.com, Inc.) with the SEC on March 27, 2000 (333-30548)).

4.9** BigCharts Inc. 1995 Stock Plan (incorporated by reference to Exhibit 4.03 to the Registration Statement on Form S-8 filed by
                  MarketWatch Media, Inc. (formerly
                  MarketWatch.com, Inc.) with the SEC on August
                  23, 1999 (333-85741)).

5.1*              Opinion of Joseph A. Stern, Esq.

23.1              Consent of Joseph A. Stern, Esq. (included in
                  Exhibit 5.1)

23.2*             Consent of PricewaterhouseCoopers LLP

24.1              Power of Attorney (included on signature page)

----------------------
*     Filed herewith.
**    Incorporated by reference.